Exhibit 99.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

KEVIN M. FOGARTY

This First Amendment (the “First Amendment”) to that certain Amended and Restated Employment Agreement (the “Agreement”) dated effective as of December 8, 2009 by and among Kraton Performance Polymers, Inc. (f/k/a Polymer Holdings LLC) (the “Parent”), a Delaware corporation, Kraton Polymers LLC (“Kraton,” or the “Company”), a Delaware limited liability company and wholly-owned subsidiary of the Parent, and Kevin M. Fogarty (“Executive”) is entered into effective as of January 1, 2011. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

In consideration of the covenants and agreements of the parties set forth below and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 3 of the Agreement is amended by deleting the number “$575,000” and replacing it with “$700,000.”

2. All other provisions of the Agreement remain in full force and effect and are not altered by this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date set forth above.

EXECUTIVE:	PARENT: Kraton Performance Polymers, Inc.

/s/ Kevin M. Fogarty	/s/ Richard A. Ott
Kevin M. Fogarty	Richard A. Ott,
Date: 1-FEB-2011	Vice President – HR & Communications
Date: 2/1/2011

COMPANY: Kraton Polymers LLC

/s/ Richard A. Ott
Richard A. Ott,
Vice President – HR & Communications
Date: 2/1/2011